Exhibit 10.1

CANCELATION AGREEMENT

This will confirm that I hereby agree to cancel the June 25, 2008 Promissory Note in the principal amount of $6,890,000.00 executed by China Armco Metals, Inc. (f/k/a Cox Distributing, Inc.), a Nevada corporation (the "Company") in payment of the purchase of the 5,300,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares") pursuant to the attached Exercise Notice delivered pursuant to the Stock Option Agreement dated June 27, 2008 entered into between the Company and Feng Gao.

/s/ Feng Gao
Feng Gao

Dated: 8/13/08